Exhibit 99.1

LifeVantage Corporation Announces Appointment of

Head of Asia Operations

Company Appoints David Toda as New President and Managing Director, Asia Pacific

Salt Lake City, UT, October 25, 2012, LifeVantage Corporation (NASDAQ:LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, including its patented dietary supplement Protandim®, the Nrf2 Synergizer®, announced today that it has appointed David Toda as President and Managing Director, Asia Pacific for LifeVantage Japan KK. Mr. Toda will be based in the Company’s Tokyo office.

Mr. Toda will oversee all operations in Japan and other Asia-Pacific markets as the Company continues its efforts to extend its operations within that region. Mr. Toda has served as Vice President, Chief Marketing Officer of Amway Japan since March 2011. Prior to joining Amway Japan, Mr. Toda served as President and Representative Director for both Quiksilver Japan K.K. and Groupe Rossignol Japan K.K. Before Quiksilver, Mr. Toda was Chief Marketing Officer of Adidas Japan K.K. Earlier in his career Mr. Toda served in management positions with Nike Japan, J. Walter Thompson Japan Limited and Visa International Asia-Pacific. Mr. Toda graduated from the University of Washington where he studied economics.

“We are excited to have David join our management team and believe his strong management background combined with his strategic planning and large company experience will provide a substantial contribution to us as we continue our efforts to build our operations in Japan and the rest of the Asia Pacific region,” said Douglas C. Robinson, President and CEO. “We believe he possesses the skill set, leadership and experience to assist us in achieving our potential in these critical markets.”

“LifeVantage has incredible opportunities ahead in Asia as more consumers become aware of its products, science and business opportunity in the healthy living space,” commented David Toda. “I am very excited to be given the opportunity to apply my experience in overseeing rapidly growing companies in Japan and Asia and look forward to leading the team and contributing to the growth in the Asia Pacific region.”

About LifeVantage Corporation

LifeVantage Corporation (NASDAQ:LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science-based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “anticipates,” “look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated growth and expansion of operations in Japan and other Asia Pacific countries. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its products as it grows; and the Company’s ability to protect its intellectual property rights and the value of its products. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Media Relations Contact:

Andrea Ramsey 801.432.9019

Public Relations Manager

Investor Relations Contact:

Cindy England 801.432.9036

Director of Investor Relations

-or-

John Mills 310.954.1105

Senior Managing Director, ICR, LLC